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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Plan and 1993 Employee Stock Purchase Plan of ParcPlace-Digitalk, Inc., of our reports dated April 19, 1996 with respect to the consolidated financial statements of ParcPlace-Digitalk, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP
San Jose, California
January 28, 1997